As filed with the Securities and Exchange Commission on May 2, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. Auto Parts Network, Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0623433
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

17150 South Margay Avenue, Carson, California 90746

(Address of principal executive offices) (Zip code)

U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan

(Full title of the plan)

Ted Sanders

Chief Financial Officer

U.S. Auto Parts Network, Inc.

17150 South Margay Avenue

Carson, California 90746

(Name and Address of agent for service)

(310) 735-0085

(Telephone number, including area code, of agent for service)

With a copy to: Matthew T. Browne, Esq. Nathan J. Nouskajian, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.001 par value, issuable pursuant to the U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan	1,500,000 shares (3)	$7.79	$11,677,500.00	$1,355.76

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the registration fee under Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices per share of the Registrant’s common stock on April 29, 2011, as reported by the NASDAQ Stock Market.
(3)	Represents shares of the Registrants common stock that were automatically added to the shares authorized for issuance under the U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan (the “2007 Plan”) on January 2, 2011 pursuant to an “evergreen” provision contained in the 2007 Plan. Pursuant to such provision, on the first day of each fiscal year commencing in 2008 and ending on January 1, 2017, the number of shares authorized for issuance under the 2007 Plan is automatically increased by a number equal to the lesser of (i) 1,500,000 shares of common stock, (ii) 5% of the number of shares of common stock outstanding on the last day of the immediately preceding fiscal year or (iii) a lesser number of shares of common stock that may be determined each year by the Registrant’s Board of Directors.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENTS ON FORM S-8 NOS. 333-165493, 333-158224, 333-149973 AND 333-143179

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective. This Registration Statement on Form S-8 registers the offer and sale of an additional 1,500,000 shares of the Registrant’s Common Stock for issuance under the U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan (the “Plan”). The Registrant previously registered shares of its common stock for issuance under the Plan on March 16, 2010 (File No. 333-165493), March 26, 2009 (File No. 333-158224), March 28, 2008 (File No. 333-149973) and May 23, 2007 (File No. 333-143179). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8.	Exhibits.

Exhibit No.	Description	Where Located

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.3	Specimen common stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-138379), initially filed with the Securities and Exchange Commission on November 2, 2006, as amended

4.4	Investors’ Rights Agreement dated March 3, 2006 by and between the Registrant and Oak Investment Partners XI, L.P.	Incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-138379), initially filed with the Securities and Exchange Commission on November 2, 2006, as amended

5.1	Opinion of Cooley LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Ernst & Young LLP	Filed herewith

23.3	Consent of Cooley LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan and forms of agreements threunder	Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-138379), initially filed with the Securities and Exchange Commission on November 2, 2006, as amended

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California on May 2, 2011.

U.S. AUTO PARTS NETWORK, INC.

By:	/s/ Shane Evangelist
Shane Evangelist
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Shane Evangelist and Theodore Sanders, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Shane Evangelist Shane Evangelist	Chief Executive Officer and Director (principal executive officer)	May 2, 2011

/s/ Theodore Sanders Theodore Sanders	Chief Financial Officer (principal financial and accounting officer)	May 2, 2011

/s/ Robert J. Majteles Robert J. Majteles	Chairman of the Board	May 2, 2011

/s/ Joshua L. Berman Joshua L. Berman	Director	May 2, 2011

/s/ Fredric W. Harman Fredric W. Harman	Director	May 2, 2011

/s/ Sol Khazani Sol Khazani	Director	May 2, 2011

/s/ Warren B. Phelps III Warren B. Phelps III	Director	May 2, 2011

/s/ Jeffrey A. Schwartz Jeffrey A. Schwartz	Director	May 2, 2011

/s/ Ellen F. Siminoff Ellen F. Siminoff	Director	May 2, 2011

EXHIBIT INDEX

Exhibit No.	Description	Where Located

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.3	Specimen common stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-138379), initially filed with the Securities and Exchange Commission on November 2, 2006, as amended

4.4	Investors’ Rights Agreement dated March 3, 2006 by and between the Registrant and Oak Investment Partners XI, L.P.	Incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-138379), initially filed with the Securities and Exchange Commission on November 2, 2006, as amended

5.1	Opinion of Cooley LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Ernst & Young LLP	Filed herewith

23.3	Consent of Cooley LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan and forms of agreements threunder	Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-138379), initially filed with the Securities and Exchange Commission on November 2, 2006, as amended